UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Dollar General Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE

DOLLAR GENERAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 27, 2020

The following Notice of Change in Location and related press release relate to the proxy statement (the “Proxy Statement”) of Dollar General Corporation (the “Company”), dated April 2, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 27, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 5, 2020.

THE NOTICE AND PRESS RELEASE SHOULD BE READ

IN CONJUNCTION WITH THE PROXY STATEMENT AND ANY

ADDITIONAL SOLICITATION MATERIALS.

NOTICE OF CHANGE IN LOCATION OF THE

2020 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Wednesday, May 27, 2020
TIME:	9:00 a.m., Central Time
PLACE:*	www.virtualshareholdermeeting.com/DG2020
WHO MAY VOTE:	Shareholders of record at the close of business on March 19, 2020

*Please note that this website will not be active until approximately two weeks before the Meeting date.

To the Shareholders of Dollar General Corporation:

As we previously announced, our 2020 Annual Meeting of Shareholders (the “Meeting”) will be held on Wednesday, May 27, 2020. Due to continuing concerns regarding the health and safety of our shareholders, employees, Board members and other participants in the Meeting arising from the coronavirus (COVID-19) pandemic, and following both federal and state guidance designed to slow the spread of the virus, we have decided to forgo for this year the physical location of the Meeting in Goodlettsville, Tennessee and instead hold the Meeting in a virtual format only.

Accordingly, NOTICE IS HEREBY GIVEN that the Meeting will be held only by remote communication in a virtual format at: www.virtualshareholdermeeting.com/DG2020 (the “Annual Meeting Website”). The Meeting will still be held on Wednesday, May 27, 2020, at 9:00 a.m., Central Time. You will not be able to attend the Meeting in person. The items of business for the Meeting are the same as those set forth in the Meeting notice previously mailed or made available to you, except as updated in any supplemental proxy materials.

As described in the proxy materials for the Meeting, shareholders of record at the close of business on March 19, 2020, the record date for the Meeting, and their proxy holders and “street name” holders that hold a legal proxy, broker’s proxy card or voting instruction form provided by their bank, broker or nominee, may attend and participate in the Meeting. To attend the Meeting, please visit the Annual Meeting Website and enter the 16-digit control number found on the proxy card, voting instruction form, or notice of internet availability previously provided. If you are unable to locate your control number, please contact our Investor Relations department at 615-855-5529 or investorrelations@dollargeneral.com in advance of the Meeting date. You will be able to vote your shares electronically during the Meeting by following the instructions available on the Annual Meeting Website.

Shareholders may submit written questions during the Meeting by following the instructions on the Annual Meeting Website. You also may submit questions in advance of the Meeting beginning on May 13, 2020 at www.proxyvote.com. We intend to answer questions that are pertinent to the Company and the matters to be considered at the Meeting, as time permits.

A list of shareholders entitled to vote at the Meeting will be available for examination by shareholders during the Meeting on the Annual Meeting Website by following instructions on the Annual Meeting Website. For information on how to inspect the list of shareholders as of the record date prior to the Meeting, please contact our Investor Relations department at the number or email address listed above.

The Meeting will begin promptly at 9:00 a.m., Central Time. Online access will open 15 minutes prior to the start of the Meeting, and you should allow ample time to log in to the Annual Meeting Website and test your computer audio system. If you encounter any difficulties logging into the Annual Meeting Website or during the Meeting, please call the technical support number that will be posted on the Annual Meeting Website. Technical support will be available beginning at 8:45 a.m., Central Time, on May 27, 2020 and will remain available until the Meeting has ended.

Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy in advance of the Meeting by one of the methods described in the proxy materials previously distributed to you in connection with the Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Meeting. If you have already voted, no additional action is required.

We appreciate your understanding about the change in the Meeting format. We look forward to your participation in our Meeting, and plan to return to an in-person, physical annual meeting of shareholders next year unless unusual circumstances again warrant a virtual-only meeting.

By Order of the Board of Directors,

Christine L. Connolly
Corporate Secretary

Dollar General Corporation Announces Change in Location of 2020 Annual Meeting of Shareholders;

Meeting to be Held Virtually

Goodlettsville, Tenn. – – (Business wire) – – May 5, 2020 – Dollar General Corporation (NYSE: DG) today gives notice that its 2020 Annual Meeting of Shareholders to be held on Wednesday, May 27, 2020 at 9:00 a.m. CT (the “Meeting”) will be conducted solely through virtual means due to continuing concerns regarding the health and safety of its shareholders, employees, directors, and other guests arising from the coronavirus (COVID-19) pandemic. As a result, shareholders can participate via live webcast as detailed below but will not be able to physically attend the Meeting. The Company anticipates resuming physical, in-person annual meetings of shareholders in 2021 unless unusual circumstances again warrant a virtual-only meeting.

Virtual Meeting Attendance and Participation

Shareholders of record at the close of business on March 19, 2020, the record date for the Meeting, and their proxy holders and “street name” holders that hold a legal proxy, broker’s proxy card or voting instruction form provided by their bank, broker or nominee, may attend and participate in the Meeting by visiting www.virtualshareholdermeeting.com/DG2020 (the “Annual Meeting Website”) and entering the 16-digit control number found on the proxy card, voting instruction form, or notice of internet availability previously provided. Online access to the Meeting will begin at 8:45 a.m. CT. Any updates will be posted on the investor relations section of www.dollargeneral.com under “News & Events” and then “Events & Presentations”. Technical support will be available beginning 15 minutes prior to the start of the Meeting to assist shareholders as needed.

Shareholders may vote and submit questions during the Meeting by following the instructions and rules of conduct which will be available on or through the Annual Meeting Website on the day of the Meeting. Shareholders may submit questions in two ways. If they wish to submit a question before the Meeting, then beginning on May 13, 2020 until the Meeting, they may log into www.proxyvote.com and enter their 16-digit control number. Once past the login screen, click on “Question for Management,” type in the question, and click “Submit.” Alternatively, shareholders will be able to submit questions live during the Meeting by accessing the Meeting via the Annual Meeting Website, using their 16-digit control number, typing the question into the “Ask a Question” field and clicking “Submit.” During the Meeting the Company intends to answer questions that are pertinent to the Company and the Meeting matters, subject to time constraints, and may group and answer together questions that are substantially similar to avoid repetition. Questions that are not answered during the Meeting will be addressed as outlined in the rules of conduct for the Meeting that will be posted on the Annual Meeting Website.

Persons who do not have a 16-digit control number may still virtually attend the Meeting as a guest in listen-only mode by visiting the Annual Meeting Website and entering the information requested on the screen to register as a guest. Guests in listen-only mode will be able to listen to the presentation and matters discussed, as well as view Company presentation slides, but will not be able to ask questions, vote, or examine the list of record shareholders.

Voting Before or At the Meeting

All shareholders as of the record date, whether or not they intend to virtually attend the Meeting, are encouraged to vote and submit their proxies in advance of the Meeting by one of the methods described in the proxy materials. The proxy card, voting instruction form and notice of internet availability that were previously distributed will not be updated to reflect the change in meeting format and may continue to be used to vote shares in connection with the Meeting. Shareholders who have previously submitted proxies, or voted via telephone or by internet, do not need to take any further action.

Shareholders as of the record date who have not voted their shares prior to the Meeting or who wish to change their vote will be able to vote their shares electronically at the Meeting by clicking “Vote Here” on the Annual Meeting Website until the Company announces that the polls are closed. Note that the Annual Meeting Website will not be active until approximately two weeks prior to the Meeting date.

Availability of Record Shareholder List

The Company will make an electronic list of the shareholders of record as of the record date available for examination by shareholders on the Annual Meeting Website during the Meeting, along with the proxy materials for the Meeting. To access the record shareholder list, shareholders must enter their 16-digit control number. To inspect the record shareholder list prior to the Meeting, shareholders should contact the Company’s Investor Relations department.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for more than 80 years. Dollar General helps shoppers Save time. Save money. Every day!® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares and seasonal items at everyday low prices in convenient neighborhood locations. Dollar General operated 16,368 stores in 45 states as of February 28, 2020. In addition to high-quality private brands, Dollar General sells products from America's most-trusted manufacturers such as Clorox, Energizer, Procter & Gamble, Hanes, Coca-Cola, Mars, Unilever, Nestle, Kimberly-Clark, Kellogg's, General Mills, and PepsiCo. Learn more about Dollar General at www.dollargeneral.com.

Contacts

Investor Contacts:
Donny Lau	(615) 855-5591
Kevin Walker	(615) 855-4954

Media Contact:
Crystal Ghassemi	(615) 855-5210